                            SCHEDULE 14C INFORMATION
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

         Check the appropriate box:

         / /      Preliminary Information Statement

         / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         /X/      Definitive Information Statement

                           FULLCOMM TECHNOLOGIES, INC.
                    ----------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required

/ /      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         (1) Title of each class of securities to which transaction applies:


         (2)      Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)      Proposed maximum aggregate value of transaction:


         (5)      Total fee paid:



/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                           FULLCOMM TECHNOLOGIES, INC.
                                1640 Terrace Way
                             Walnut Creek, CA 94596

                              INFORMATION STATEMENT

                               September 10, 2002

         This Information Statement is being furnished to stockholders of Fullcomm Technologies, Inc., a Delaware corporation (the "Company"), to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. These actions are (a) the adoption of amendments to the Company's Certificate of Incorporation (the "Charter Amendments") to (i) change the name of the Company from Fullcomm Technologies, Inc. to Amalgamated Technologies, Inc.; (ii) increase the Company's authorized capitalization from 20,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share to 200,000,000 shares of common stock, par value $.0001 per share and 10,000,000 shares of preferred stock, par value $.001 per share; and (iii) effect a 46:1 reverse stock split (the "Reverse Stock Split"); and (b) the sale (the "Asset Sale") of the Company's operating subsidiary, Fullcomm Inc. ("Fullcomm Inc.") to Brendan Elliot ("Elliot") and Wayne Lee ("Lee"), shareholders and former officers and directors of the Company in exchange for the license of certain technology owned by Fullcomm Inc. to the Company and the delivery of all Company shares owned by Elliot and Lee to the Company for cancellation.

         Our Board of Directors fixed the close of business on July 22, 2002 as the record date for the determination of stockholders entitled to vote on the proposals as described above. On July 22, 2002 there were 19,733,189 shares of our common stock issued, and outstanding. Each of the proposed actions require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Each share of common stock is entitled to one vote on each proposal.

         The Board of Directors, by written consent on June 19, 2002, has approved, and stockholders holding 11,150,000 (approximately 56.5%) of our outstanding voting shares on July 22, 2002, have consented in writing, to the Charter Amendments (including the Reverse Stock Split), and the Asset Sale. Accordingly, all corporate actions necessary to authorize the Charter Amendments (including the Reverse Stock Split) and the Asset Sale have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the authorization to effect the aforesaid actions by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders of record as at July 22, 2002. Promptly following the expiration of this 20-day period, we intend to file an amendment to our Certificate of Incorporation with the Delaware Secretary of State to effect the Charter Amendments (including the Reverse Stock Split) and to effect the Asset Sale. The change of our name to Amalgamated Technologies, Inc., increase in authorized capitalization and Reverse Stock Split will become effective at the time of the filing of the Charter Amendments.

         Our executive offices are located at 1640 Terrace Way, Walnut Creek, CA 94596.

         PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about September 12, 2002. Each holder of record of shares of our common stock at the close of business on July 22, 2002 is entitled to receive a copy of this Information Statement.

AMENDMENT OF CERTIFICATE OF INCORPORATION

         Our board of directors and stockholders holding a majority of our outstanding common shares have approved an amendment to our Certificate of Incorporation to (i) change the name of the Company to Amalgamated Technologies, Inc.; (ii) increase the Company's authorized capitalization from 20,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share to 200,000,000 shares of common stock, par value $.0001 per share and 10,000,000 shares of preferred stock, par value $.001 per share; and (iii) effect a 46:1 reverse stock split. The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix A.

         Due to the restructuring and change in business direction of our Company, we believe that it is in the best interests of the Company and our stockholders to continue our operations under a new name. We further believe the increase in capitalization and Reverse Stock Split are necessary to among other things, increase the attractiveness of the Company to potential merger or acquisition partners and to provide us with needed stock to enable us to complete such acquisition transactions or raise capital through future sales of our stock.

         Upon the filing of the Certificate of Amendment, common stock certificates that previously represented stock of the Company in the name of Fullcomm Technologies, Inc. shall be deemed to represent shares of Amalgamated Technologies, Inc., without any further action by the common stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name Amalgamated Technologies, Inc. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

NO DISSENTERS' RIGHTS

         Under the Delaware General Corporation Law, our Certificate of Incorporation and our By- Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.


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
REVERSE STOCK SPLIT

         Our board of directors and stockholders holding a majority of out outstanding common shares have approved the effectuation of a 46:1 reverse stock split which will be reflected in the amendment to our Certificate of Incorporation. Pursuant thereto, on the effective date of the Reverse Split (the "Effective Date"), every 46 shares of our issued and outstanding common stock will become one issued and outstanding share of common stock. The Effective Date will be the date of filing of the amendment to our Certificate of Incorporation. The Reverse Split will take effect immediately following the close of business on the Effective Date.

STOCK CERTIFICATES

         The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the new common stock which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, each share of existing common stock will be deemed to represent 1/46 of a share of new common stock.

FRACTIONAL SHARES

         No fractional shares of new common stock will be issued and, in lieu thereof, stockholders holding a number of shares of existing common shares not evenly divisible by 46, upon surrender of their old certificates, will receive a full additional share of new common stock in lieu of a fractional share of new common stock. Such issuance will not be made until all of a stockholder's certificates of existing common stock are presented to the Company.

EXCHANGE OF STOCK CERTIFICATES

         To receive a certificate for new common stock including a full additional share in lieu of a fractional share, each stockholder of record on the Effective Date must surrender all of their certificates representing shares of existing common stock ("Old Certificates") to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

         Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new common stock into which the shares of common stock represented by the old certificates are being converted as a result of the Reverse Split plus, if applicable, one additional share of new common stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new common stock to which such stockholders are entitled as a result of the Reverse Split.

ASSET SALE

         Our board of directors and stockholders holding a majority of our outstanding common shares have approved the sale of our wholly owned subsidiary, Fullcomm Inc., (the "Asset Sale") to Messrs. Elliot and Lee in exchange for the grant of a non-exclusive, ten year, worldwide license to the Company respecting certain technology (the "Technology") owned by Fullcomm Inc. and the delivery to the Company by Elliot and Lee of an aggregate of 2,925,000 pre-split shares of Company common stock owned by them, representing all of their Company shares, for cancellation. The Technology principally relates to source codes for key pieces of encryption/security hardware. The Asset Sale is being made in recognition of our inability to adequately fund and further the development of our proprietary hardware and software encryption components for digital data transfer, including digital media and data security on the Internet.

NO DISSENTERS' RIGHTS

         Under the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to the Asset Sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of September 9, 2002 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

                                                                            Amount and Nature
         Name and Address                                                     of Beneficial                   Percentage
        of Beneficial Owner                     Title of Class                  Ownership                     of Class(1)
        -------------------                     --------------                  ---------                     ---------
David Rector                                    Common Stock,               10,000,000 - Direct                 50.68%
1640 Terrace Way                                par value $.0001
Walnut Creek, CA 94596                          per share

Kaplan Gottbetter & Levenson, LLP               Common Stock,               1,150,000 - Direct                   5.83%
630 Third Avenue                                par value $.0001
New York, NY 10017                              per share

                                                                            Amount and Nature
         Name and Address                                                     of Beneficial                   Percentage
        of Beneficial Owner                     Title of Class                  Ownership                     of Class(1)
        -------------------                     --------------                  ---------                     ---------
Phillip Escaravage                              Common Stock,               1,575,000 - Direct                   7.98%
95 Old Dutch Road                               par value $.0001
Far Hills, NJ 07931                             per share

Brendan Elliot                                  Common Stock,               1,800,000 - Direct                   9.12%
6 Hawk Road                                     par value $.0001
Lawrenceville, NJ 09648                         per share

Wayne Lee                                       Common Stock,               1,125,0002 - Direct                  5.7%
6 Hawk Road                                     par value $.0001
Lawrenceville, NJ 09648                         per share

All executive officers and directors            Common Stock,               10,000,000 - Direct                 50.68%
as a group (1 person)                           par value $.0001
                                                per share

(1)      Based upon 19,733,189 shares issued and outstanding.

WHERE YOU CAN FIND MORE INFORMATION

         We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

-        our Annual Report on Form 10-KSB for the year ended December 31, 2001;

- our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 and June 30; and

-        our Current Report on Form 8-K dated July 22, 2002 as filed on August
         6, 2002.

         You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

September 10, 2002                        By the Order of the Board of Directors
                                          David Rector
                                          Secretary

                                   APPENDIX A

                                     FORM OF
                            CERTIFICATE OF AMENDMENT

                       TO THE CERTIFICATE OF INCORPORATION

                                       OF

                           FULLCOMM TECHNOLOGIES, INC.

                                Under Section 242
                                     of the
                        Delaware General Corporation Law

         Fullcomm Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         First: That the name of the corporation (the "Corporation") is Fullcomm Technologies, Inc.

         Second: That the certificate of incorporation of the Corporation (the "Certificate") was originally filed with the Delaware Secretary of State on March 7, 1996.

         Third: That Article FIRST of the Certificate is hereby amended to read, in its entirety, as follows:

                  "FIRST: The name of the corporation (the "Corporation") is Amalgamated Technologies, Inc."

         Fourth: That Article FOURTH of the Certificate is hereby amended to read, in its entirety, as follows:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be two hundred ten million (210,000,000) shares, of which two hundred million (200,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class.

                  The shares of Preferred Stock shall be undesignated Preferred Stock and may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issuance and duly adopted by the

              Board of Directors of the Corporation, authority to do so being hereby expressly vested in the Corporation's Board of Directors. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors of the Corporation, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

              The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

                  (i) the distinctive designation of such class or series and the number of shares to constitute such class or series;

                  (ii) the rate at which dividends on the shares of such class or series shall be declared and paid or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

                  (iii) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

                  (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (v) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (vi) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligations;

                  (vii) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

                  (viii) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

                  (ix) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation, acting in accordance with this Certificate of Incorporation, may deem advisable and are not inconsistent with the law and the provisions of this Certificate of Incorporation.

                  Each issued and outstanding share of Common Stock, par value $.0001 per share ("Old Common Stock"), outstanding as of the close of business on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date") shall automatically, without any action on the part of the holder of the Old Common Stock, be converted into one forty-sixth (1/46) of a share of Common Stock, par value $.0001 per share ("New Common Stock"). Immediately following the reverse split, the aggregate number of shares of New Common Stock held by each holder of New Common Stock shall be calculated. Thereafter, all such holders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share as each fractional share will be rounded up and become a whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are converted under the terms hereof. Prior to the Effective Date, there are 19,733,189 shares of Old Common Stock issued and outstanding shares. Following the effectuation of the reverse stock split on the Effective Date, there will be approximately 428,982 issued and outstanding shares of New Common Stock. The 19,733,189 shares of Old Common Stock are hereby changed into approximately 428,982 shares of New Common Stock at the rate of one share of New Common Stock for every forty-six shares of Old Common Stock."

         Fifth: That thereafter, pursuant to resolutions of the board of directors, the amendments were authorized by resolutions adopted by the affirmative vote of the stockholders holding not less than the necessary number of shares required by written consent to so authorize, all in accordance with
Section 228 of the General Corporation Law of the State of Delaware.

         Sixth: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         Seventh: That the capital of the corporation shall not be reduced under or by reason of said amendments.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ________, 2002.

                                             FULLCOMM TECHNOLOGIES, INC


                                             By: _______________________________
                                                     David Rector, President


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